Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Second Quarter 2024 Results

St. Louis, Missouri – August 1, 2024 - Belden Inc. (NYSE: BDC) (the “Company”), a leading global supplier of network infrastructure and digitization solutions, today reported fiscal second quarter results for the period ended June 30, 2024.

Second Quarter 2024 Highlights
•Revenues of $604 million, down 13% y/y and down 13% y/y organically
•GAAP EPS of $1.19, down 26% y/y
•Adjusted EPS of $1.51, down 21% y/y
•Closed acquisition of Precision Optical Technologies, Inc.

“Demand for the quarter was steady, with our team delivering second quarter revenues and EPS exceeding expectations,” said Ashish Chand, President and CEO of Belden. “In this dynamic environment where customers continue to work through inventory, our team executed well, delivering moderate sequential growth in orders for the third consecutive quarter. We continue to focus on enabling solutions across both segments by aligning on key secular trends in target verticals where data growth is high. Consistent with our capital allocation framework, during the quarter we closed on the acquisition of Precision Optical Technologies, Inc. With our expanded fiber portfolio, we look forward to delivering enhanced solutions to our customers.”

Second Quarter 2024

Revenues for the quarter totaled $604 million, decreasing $88 million, or 13%, compared to $692 million in the year-ago period. Driven primarily by lower market demand, revenues declined organically by 13%, with Industrial Automation Solutions down 13% and Enterprise Solutions down 14%. Net income was $49 million, compared to $69 million in the year-ago period. Net income as a percentage of revenues was 8.1%, compared to 9.9% in the year-ago period. EPS totaled $1.19 for the quarter, compared to $1.60 in the year-ago period.

Adjusted EBITDA was $99 million, down $24 million, or 19%, compared to $123 million in the year-ago period. Adjusted EBITDA margin was 16.5%, down 130 bps, compared to 17.8% in the year-ago period. Adjusted EPS was $1.51, decreasing 21% compared to $1.91 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Outlook

“Our solutions are being embraced by customers and partners, as our teams continue to lean into our transformation,” said Dr. Chand. “Data growth and network upgrades create opportunities for us to solve customer problems, especially as reindustrialization accelerates. Our long-term growth opportunities are considerable, and our portfolio is well-positioned to succeed as the next investment cycle ramps up. I am confident in the ability of the Belden team to continue to transform our business, leverage our superior technology, and capitalize on growth opportunities in all market conditions as we continue to generate sustainable, long-term shareholder value.”

Order patterns remain steady across our markets as customers navigate this dynamic environment. Relative to the second quarter, end demand is expected to increase modestly with revenues up sequentially.

Assuming no significant changes to the current market environment, the table below provides guidance for the third quarter of 2024.

Third Quarter 2024:
Guidance
Revenues (million)	$635 - $650
GAAP EPS	$1.00 - $1.10
Adjusted EPS	$1.55 - $1.65

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 1-888-882-4478 with confirmation code 1133069. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS) and Organic Growth

All references to EPS within this earnings release refer to net income per diluted share attributable to Belden stockholders. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions, and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

	(In thousands, except per share data)
Revenues	$604,336	$692,245	$1,140,011	$1,334,034
Cost of sales	(377,530)	(430,917)	(711,609)	(826,601)
Gross profit	226,806	261,328	428,402	507,433
Selling, general and administrative expenses	(119,497)	(126,635)	(230,265)	(248,209)
Research and development expenses	(28,457)	(30,970)	(55,456)	(60,354)
Amortization of intangibles	(9,940)	(11,126)	(20,749)	(20,736)
Operating income	68,912	92,597	121,932	178,134
Interest expense, net	(9,017)	(8,812)	(16,599)	(17,013)
Non-operating pension benefit	230	646	461	1,134
Income before taxes	60,125	84,431	105,794	162,255
Income tax expense	(11,091)	(15,656)	(19,451)	(30,535)
Net income	49,034	68,775	86,343	131,720
Less: Net income (loss) attributable to noncontrolling interest	(10)	22	(14)	(225)
Net income attributable to Belden stockholders	$49,044	$68,753	$86,357	$131,945

Weighted average number of common shares and equivalents:
Basic	40,690	42,497	40,838	42,663
Diluted	41,204	43,088	41,348	43,380

Basic income per share attributable to Belden stockholders	$1.21	$1.62	$2.11	$3.09

Diluted income per share attributable to Belden stockholders	$1.19	$1.60	$2.09	$3.04

Common stock dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Automation Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended June 30, 2024
Segment Revenues	$270,473	$333,863	$604,336
Segment EBITDA	31,456	67,737	99,193
Segment EBITDA margin	11.6%	20.3%	16.4%
Depreciation expense	6,214	7,363	13,577
Amortization of intangibles	5,022	4,918	9,940
Amortization of software development intangible assets	—	2,464	2,464
Severance, restructuring, and acquisition integration costs	2,309	1,684	3,993
Adjustments related to acquisitions and divestitures	—	298	298

For the three months ended July 2, 2023
Segment Revenues	$312,529	$379,716	$692,245
Segment EBITDA	43,956	78,631	122,587
Segment EBITDA margin	14.1%	20.7%	17.7%
Depreciation expense	6,193	6,489	12,682
Amortization of intangibles	6,208	4,918	11,126
Amortization of software development intangible assets	—	1,820	1,820
Severance, restructuring, and acquisition integration costs	1,669	2,390	4,059
Adjustments related to acquisitions and divestitures	325	(76)	249

For the six months ended June 30, 2024
Segment Revenues	$504,562	$635,449	$1,140,011
Segment EBITDA	57,244	126,482	183,726
Segment EBITDA margin	11.3%	19.9%	16.1%
Depreciation expense	12,519	14,523	27,042
Amortization of intangibles	10,741	10,008	20,749
Amortization of software development intangible assets	—	5,177	5,177
Severance, restructuring, and acquisition integration costs	3,899	4,306	8,205
Adjustments related to acquisitions and divestitures	—	596	596

For the six months ended July 2, 2023
Segment Revenues	$587,872	$746,162	$1,334,034
Segment EBITDA	81,161	152,418	233,579
Segment EBITDA margin	13.8%	20.4%	17.5%
Depreciation expense	12,147	12,889	25,036
Amortization of intangibles	10,703	10,033	20,736
Amortization of software development intangible assets	—	3,272	3,272
Severance, restructuring, and acquisition integration costs	1,694	4,077	5,771
Adjustments related to acquisitions and divestitures	325	222	547

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

	(In thousands)
Total Segment and Consolidated Revenues	$604,336	$692,245	$1,140,011	$1,334,034

Total Segment EBITDA	$99,193	$122,587	$183,726	$233,579
Total non-operating pension benefit	230	646	461	1,134
Eliminations	(9)	(54)	(25)	(83)
Consolidated Adjusted EBITDA (1)	$99,414	$123,179	$184,162	$234,630
Depreciation expense	(13,577)	(12,682)	(27,042)	(25,036)
Amortization of intangibles	(9,940)	(11,126)	(20,749)	(20,736)
Interest expense, net	(9,017)	(8,812)	(16,599)	(17,013)
Severance, restructuring, and acquisition integration costs	(3,993)	(4,059)	(8,205)	(5,771)
Amortization of software development intangible assets	(2,464)	(1,820)	(5,177)	(3,272)
Adjustments related to acquisitions and divestitures	(298)	(249)	(596)	(547)
Income before taxes	$60,125	$84,431	$105,794	$162,255

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$564,751	$597,044
Receivables, net	396,850	413,806
Inventories, net	374,991	366,987
Other current assets	75,951	79,142
Total current assets	1,412,543	1,456,979
Property, plant and equipment, less accumulated depreciation	460,949	451,069
Operating lease right-of-use assets	127,824	89,686
Goodwill	1,031,119	907,331
Intangible assets, less accumulated amortization	423,781	269,144
Deferred income taxes	16,318	15,739
Other long-lived assets	50,062	50,243
	$3,522,596	$3,240,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$260,857	$343,215
Accrued liabilities	277,290	290,289
Payable to sellers of Precision Optical Technologies	291,508	—
Total current liabilities	829,655	633,504
Long-term debt	1,164,840	1,204,211
Postretirement benefits	70,250	74,573
Deferred income taxes	90,411	49,472
Long-term operating lease liabilities	110,148	74,941
Other long-term liabilities	37,415	37,188
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	823,205	818,663
Retained earnings	1,068,052	985,807
Accumulated other comprehensive loss	(25,219)	(41,279)
Treasury stock	(646,695)	(597,437)
Total Belden stockholders’ equity	1,219,846	1,166,257
Noncontrolling interests	31	45
Total stockholders’ equity	1,219,877	1,166,302
	$3,522,596	$3,240,191

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	June 30, 2024	July 2, 2023

	(In thousands)
Cash flows from operating activities:
Net income	$86,343	$131,720
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	52,968	49,044
Share-based compensation	14,643	12,154
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	30,880	(71,212)
Inventories	204	10,347
Accounts payable	(90,025)	(59,295)
Accrued liabilities	(16,788)	(22,855)
Income taxes	2,097	5,204
Other assets	1,728	(4,197)
Other liabilities	3,630	3,805
Net cash provided by operating activities	85,680	54,715
Cash flows from investing activities:
Capital expenditures	(46,246)	(32,729)
Cash from (used for) business acquisitions, net of cash acquired	526	(97,585)
Proceeds from disposal of tangible assets	60	9
Proceeds from disposal of businesses, net of cash sold	—	9,300
Net cash used for investing activities	(45,660)	(121,005)
Cash flows from financing activities:
Payments under share repurchase program	(57,865)	(86,224)
Withholding tax payments for share-based payment awards	(8,110)	(16,940)
Cash dividends paid	(4,119)	(4,285)
Payments under financing lease obligations	(455)	(115)
Proceeds from issuance of common stock	3,152	1,679
Net cash used for financing activities	(67,397)	(105,885)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(4,916)	(734)
Decrease in cash and cash equivalents	(32,293)	(172,909)
Cash and cash equivalents, beginning of period	597,044	687,676
Cash and cash equivalents, end of period	$564,751	$514,767

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended			Six Months Ended
	June 30, 2024	July 2, 2023		June 30, 2024		July 2, 2023

	(In thousands, except percentages and per share amounts)
GAAP and Adjusted Revenues	$604,336	$692,245	$—	$1,140,011	$—	$1,334,034

GAAP gross profit	$226,806	$261,328		$428,402		$507,433
Amortization of software development intangible assets	2,464	1,820		5,177		3,272
Severance, restructuring, and acquisition integration costs	1,299	259		2,586		488
Adjustments related to acquisitions and divestitures	—	325		—		325
Adjusted gross profit	$230,569	$263,732		$436,165		$511,518

GAAP gross profit margin	37.5%	37.8%		37.6%		38.0%
Adjusted gross profit margin	38.2%	38.1%		38.3%		38.3%

GAAP selling, general and administrative expenses	$(119,497)	$(126,635)		$(230,265)		$(248,209)
Severance, restructuring, and acquisition integration costs	2,941	3,706		5,267		5,189
Adjustments related to acquisitions and divestitures	298	(76)		596		222
Adjusted selling, general and administrative expenses	$(116,258)	$(123,005)		$(224,402)		$(242,798)

GAAP research and development expenses	$(28,457)	$(30,970)		$(55,456)		$(60,354)
Severance, restructuring, and acquisition integration costs	(247)	94		352		94
Adjusted research and development expenses	$(28,704)	$(30,876)		$(55,104)		$(60,260)

GAAP net income	$49,034	$68,775		$86,343		$131,720
Income tax expense	11,091	15,656		19,451		30,535
Interest expense, net	9,017	8,812		16,599		17,013
Total non-operating adjustments	20,108	24,468		36,050		47,548

Amortization of intangible assets	9,940	11,126		20,749		20,736
Severance, restructuring, and acquisition integration costs	3,993	4,059		8,205		5,771
Amortization of software development intangible assets	2,464	1,820		5,177		3,272
Adjustments related to acquisitions and divestitures	298	249		596		547
Total operating income adjustments	16,695	17,254		34,727		30,326
Depreciation expense	13,577	12,682		27,042		25,036

Adjusted EBITDA	$99,414	$123,179		$184,162		$234,630

GAAP net income margin	8.1%	9.9%		7.6%		9.9%
Adjusted EBITDA margin	16.5%	17.8%		16.2%		17.6%

GAAP net income	$49,034	$68,775		$86,343		$131,720
Less: Net income (loss) attributable to noncontrolling interest	(10)	22		(14)		(225)
GAAP net income attributable to Belden stockholders	$49,044	$68,753		$86,357		$131,945

GAAP net income	$49,034	$68,775		$86,343		$131,720
Plus: Operating income adjustments from above	16,695	17,254		34,727		30,326
Less: Net income (loss) attributable to noncontrolling interest	(10)	22		(14)		(225)
Less: Tax effect of adjustments above	3,541	3,638		7,610		6,520
Adjusted net income attributable to Belden stockholders	$62,198	$82,369		$113,474		$155,751

GAAP income per diluted share attributable to Belden stockholders	$1.19	$1.60		$2.09		$3.04
Adjusted income per diluted share attributable to Belden stockholders	$1.51	$1.91		$2.74		$3.59

GAAP and adjusted diluted weighted average shares	41,204	43,088		41,348		43,380

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023

	(In thousands)
GAAP net cash provided by operating activities	$82,959	$86,587	$85,680	$54,715
Capital expenditures, net of proceeds from disposal of tangible assets	(21,996)	(18,877)	(46,186)	(32,720)
Non-GAAP free cash flow	$60,963	$67,710	$39,494	$21,995

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2024 Guidance

Three Months Ended
September 29, 2024

GAAP income per diluted share attributable to Belden stockholders	$1.00 - $1.10
Amortization of intangible assets	0.32
Severance, restructuring, and acquisition integration costs	0.20
Adjustments related to acquisitions and divestitures	0.03
Adjusted income per diluted share attributable to Belden stockholders	$1.55 - $1.65

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the third quarter of 2024 and beyond. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy, including the impact of inflation, or a downturn in served markets; volatility in credit and foreign exchange markets; the competitiveness of the global markets in which we operate; the inability of the Company to develop and introduce new products; competitive responses to our products; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); difficulty in forecasting revenues due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; the presence of substitute products in the marketplace; disruptions in the Company’s information systems including due to cyber-attacks; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the possibility of future epidemics or pandemics; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions, including the acquisition of Precision Optical Technologies, Inc., in furtherance of the Company’s strategic plan, as well as the inability to accurately forecast the financial impacts of acquisitions; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2023, filed with the SEC on February 13, 2024. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers the infrastructure that makes the digital journey simpler, smarter and secure. We’re moving beyond connectivity, from what we make to what we make possible through a performance-driven portfolio, forward-thinking expertise and purpose-built solutions. With a legacy of quality and reliability spanning 120-plus years, we have a strong foundation to continue building the future. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and Twitter.

BDC-Financial

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com